stewart
title of california, inc.

Stewart Title of California, Inc
73-020 El Paseo, Suite 103
Palm Desert, CA 92260
(760) 771-4645 Phone

Date	:	June 14, 2011
Escrow Officer	:	Colleen Yost
Escrow Number	:	329256
Property Address	:	Vacant Land (APN: 0647-061-08) San Bernardino, California

CANCELLATION INSTRUCTIONS

Escrow Holder is hereby authorized and directed to cancel the above numbered escrow upon mutual execution of these instructions by the undersigned. Each party hereto is relieved of any liability or responsibility to the other by reason of this escrow, and Escrow Holder is relieved of any liability for the failure of this escrow to close and complying with these instructions.

Upon cancellation, Escrow Holder is instructed to void all documents prepared in connection with this transaction, and funds on deposit, if any, shall be disbursed as follows:

TO:	Paul Richard Marshall	$	297.50
TO:	Century 21, Osborne Realty	$	297.50
TO:	Stewart Title	$	300.00
	TOTAL FUNDS HELD IN ESCROW	$	895.00

Escrow Holder has the absolute right at its sole discretion: (1) upon receipt of conflicting instructions or in the absence of executed instructions, to take no further action until otherwise directed and/or (2) to file an action in interpleader requiring the parties to answer and litigate their several claims and rights among themselves. In that event the Escrow Holder will then deposit, with the clerk of the court, all documents and funds held in this escrow. If such action is filed, the parties will jointly and severally pay Escrow Holder termination charges and costs, if any, and all attorneys' fees expended or incurred in the interpleader action. The amount thereof shall be fixed and judgment therefore shall be rendered by the court. Upon the filing of such action, Escrow Holder shall be fully released and discharged from all obligations to further perform as imposed by these and any previous instructions.

By signature herein all parties acknowledge receipt of a copy of these instructions.

Seller(s):

Paul Richard Marshall, Trustee
Paul Richard Marshall, Trustee

Buyer(s):

Coronus Energy Corp

By:
Jeff Thachuk

Sign and Return